Exhibit 4.2

COMMON STOCK PURCHASE WARRANT

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

Issuance Date: [●]

THIS CERTIFIES THAT, for value received, _______ or his/her/its registered assigns or permitted transferees (the “Holder”), is entitled, subject to the terms and conditions of this Warrant and during the time period set forth below, to __ (_________) fully paid and non-assessable shares of the common stock (the “Common Stock”) of Sonnet BioTherapeutics Holdings Inc., a Delaware Corporation (“Sonnet”) at an exercise price of $29.32 per share (the “Exercise Price”). This Warrant and its exercise are subject to the following:

1. This Warrant may be exercised commencing on the date that Sonnet’s Common Stock is listed for trading on a stock exchange. The right to exercise such Warrant shall terminate on ____________1.

2. This Warrant may be exercised, in whole or in part, by the completion and execution of the attached Election to Exercise and the delivery of this Warrant with the executed Election attached and a certified or cashier’s check, payable to Sonnet, in an amount equal to $29.32 multiplied by the number of shares being purchased, to Sonnet at 100 Overlook Center, Suite 102, Princeton, New Jersey 08540. Upon such exercise, Sonnet will issue a stock certificate representing the amount of shares purchased, and, if said amount is less than the full amount of shares purchasable pursuant hereto, a new Warrant for those shares purchasable hereto which are not at that time being purchased.

3. Sonnet covenants that while this Warrant is exercisable, it will reserve from its authorized but unissued common stock a sufficient number of shares to provide for the delivery of Common Stock pursuant to the exercise of this Warrant.

4. Sonnet covenants that all shares issued upon the exercise of this Warrant shall be validly issued, fully paid, non-assessable and free from all liens and charges with respect to the purchase of such shares.

5. This Warrant shall not entitle either the Holder to any voting or other rights as a shareholder of Sonnet, or to any other rights whatsoever except the rights set forth in this Warrant, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented by this Warrant or the shares purchasable under this Warrant until or unless, and except to the extent that, this Warrant shall be exercised.

6. This Warrant may not be exercised to purchase a fraction of a share unless the total number of shares being purchased upon said exercise, including the fractional share, constitutes the total amount of shares then purchasable pursuant to this Warrant.

1 Insert date that is three years from the initial date of issuance.

7. This Warrant is in registered form and, except as otherwise provided herein, may be exercised only by the registered Holder of this Warrant, whose name and address are registered in the books and records of Sonnet. Sonnet may deem and treat the registered owner of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

8. No transfer of this Warrant may be made except in accordance with the terms and conditions hereof and the provisions of any and all applicable laws or regulations. No transfer of this Warrant may be made, and Sonnet shall not be required to acknowledge or honor any transfer unless this Warrant, properly endorsed, shall be forwarded to Sonnet to enable it to register the transfer in its list of registered holders, and a new Warrant issued to the transferee of the Holder of this Warrant. Any such transfer shall be subject to the verification and other requirements of Article 8 of the Uniform Commercial Code as enacted in the State of New Jersey. Sonnet shall not be responsible for, and the Holder hereof, by its acceptance hereof, waives any claims for, delay in the registration of transfer incurred in meeting the requirements of said law.

9. The Exercise Price and the number of shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time only as follows:

(A) In case Sonnet shall (i) pay a dividend on its capital stock in shares of any class or series of Common Stock or make a distribution on its capital stock in shares of any class or series of Common Stock, (ii) subdivide its outstanding shares of any class or series of Common Stock into a greater number of shares or (iii) combine its outstanding shares of any class or series of Common Stock into a smaller number of shares of any class or series of Common Stock, then, in any such event, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities of Sonnet which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 9(A) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(B) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

10. (A) In case of any capital reorganization of Sonnet, or of any reclassification of the Common Stock, or in case of the consolidation or the merger of Sonnet with, or of the sale of all or substantially all of the properties and assets of Sonnet to, any third party, this Warrant shall, after such capital reorganization, reclassification, consolidation, merger or sale, entitle the Holder to receive upon exercise the cash, number of shares of stock or other securities or property of Sonnet, or of such third party resulting from such consolidation or surviving such merger or to which such sale shall be made or of the parent of such third party, as the case may be, which the holder of securities deliverable (at the time of such capital reorganization, reclassification, consolidation, merger or sale) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization, reclassification, consolidation, merger or sale if such exercise had taken place; and in any such case the provisions of this Agreement with respect to the rights and interests thereafter of the Holder of this Warrant shall be appropriately adjusted by the Board of Directors in good faith so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or any property receivable thereafter deliverable on the exercise of the Warrant. The subdivision or combination of shares of Common Stock deliverable upon exercise of the Warrants at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 10(A).

(B) If Sonnet merges into, consolidates with or sells all or substantially all of the property and assets of Sonnet to another Person and the consideration for such merger, consolidation or sale consists solely of cash, the Holders of Warrants shall be entitled to receive cash on the date of such transaction on an equal basis with holders of Common Stock (or other securities underlying the Warrants) as if the Warrants had been exercisable and exercised immediately prior to such transaction, less the Exercise Price. In such case, each Holder shall be entitled only to the payment specified in the preceding sentence, and in all other respects the Warrant shall expire, and upon receipt by the Holder of such payment, if any, such Holder shall surrender its Warrant for cancellation and the rights of such Holder shall terminate and cease and such Warrants shall expire. After receipt of surrendered Warrants the acquiring Person in any such merger, consolidation or sale or Sonnet shall make payment by delivering a check in such amount as is appropriate to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrants.

11. (A) Upon the expiration of any rights, options, warrants or conversion or exchange privileges referred to in Sections 9 and 10 of this Warrant, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (x) the only shares of any class or series of Common Stock so issued were the shares of such class or series of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (y) such shares of such class or series of Common Stock, if any, were issued or sold for the consideration actually received by Sonnet upon such exercise plus the consideration, if any, actually received by Sonnet for issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised; provided further, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of shares purchasable upon exercise of each Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

(B) Whenever the number of shares of Common Stock or other stock or property purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, Sonnet shall promptly mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall, together with a certificate of a firm of independent public accountants selected by the Board of Directors of Sonnet (who may be the regular accountants employed by Sonnet) setting forth the number of shares of Common Stock or other stock or property purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

12. In case at any time after the date hereof there shall be a voluntary or involuntary dissolution, liquidation or winding up of Sonnet, then Sonnet shall mail (by first class mail, postage prepaid) to the Holder of this Warrant at such Holder’s last address as shown on the register maintained by Sonnet or at the earliest practicable time (and, in any event, not less than 60 calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of Common Stock and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of the shares of record of Common Stock or other securities underlying the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such, dissolution, liquidation or winding up, as the case may be (on which date, in the event of a voluntary or involuntary dissolution, liquidation or winding up of Sonnet, other than a dissolution, liquidation, or winding up following a consolidation or merger of Sonnet with or into, or sale of substantially all of its assets to, another Person, each Holder of Warrants shall receive the cash or other property which he would have been entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up and the rights to exercise the Warrants shall terminate). In case of any such voluntary or involuntary dissolution, liquidation or winding up of Sonnet, Sonnet shall pay to the Holder any funds or other property which the Holders are entitled to receive pursuant to the provisions of the Warrant.

13. Upon receipt by Sonnet of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and of indemnity satisfactory to them (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to Sonnet that the Warrant represented thereby has been acquired by a bona fide purchaser, Sonnet shall execute and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant, in exchange for or in lieu thereof, a new Warrant of the same tenor and for a like aggregate number of Warrants. An indemnity bond may be required that is sufficient in the judgment of Sonnet to protect Sonnet from any loss which it may suffer if a Warrant is replaced; provided, however, that in lieu of an indemnity bond, any responsible institutional Holder of a Warrant may agree to so protect Sonnet. Sonnet may charge for its reasonable expenses in replacing a Warrant. Upon the issuance of any new Warrant under this Section 13, Sonnet may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith. Every new Warrant executed and delivered pursuant to this Section 13 in lieu of any lost, stolen or destroyed Warrant shall constitute a contractual obligation of Sonnet, whether or not the allegedly lost, stolen or destroyed Warrant shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant equally and proportionately with any and all other Warrants duly executed and delivered in accordance herewith. The provisions of this Section 15 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrants.

14. Sonnet shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:

ELECTION TO EXERCISE

The undersigned is the registered holder of attached Warrant of Sonnet BioTherapeutics Holdings, Inc. The undersigned hereby exercises said Warrant for the purchase of shares of the Common Stock of Sonnet BioTherapeutics Holdings, Inc. A certified or cashier’s check in the amount of $________ made payable to Sonnet BioTherapeutics Holdings, Inc., is enclosed with this Election to Exercise.

I understand and agree that the Warrant itself, this Election to Exercise, completed and executed, and a certified or cashier’s check in the proper amount must be received by Sonnet BioTherapeutics Holdings, Inc. before any shares are issued, and that any exercise is subject to all of the terms and conditions set forth in the Warrant.

Please mail the certificate evidencing the shares purchased hereby, and a new Warrant for any shares not purchased pursuant to this exercise to:

Registered Holder
Address:

ASSIGNMENT

The undersigned is the registered holder of the attached Warrant of Sonnet BioTherapeutics Holdings, Inc.

For value received, I hereby sell, assign and transfer so much of said Warrant as may be exercised for the purchase of shares of the Common Stock of Sonnet BioTherapeutics Holdings, Inc. to ____________________________.

I understand and agree that the Warrant itself and this Assignment, completed and executed, must be received by Sonnet BioTherapeutics Holdings, Inc. before any transfer shall be registered or new and replacement warrants issued. I further understand and agree that any transfer of the Warrant is subject to all of the terms and conditions set forth in said Warrant.

The new Warrant registered in the name of (transferee) should be sent to:

_______________________________________

_______________________________________

_______________________________________

The new warrant registered in my name for any part of the attached Warrant not transferred hereby should be sent to:

_______________________________________

_______________________________________

_______________________________________

______________________________________________

Registered Holder

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